EXHIBIT 3.26

AMENDED AND RESTATED BYLAWS OF

THE GRANBY TELEPHONE & TELEGRAPH CO. OF MASS.

ADOPTED AS OF OCTOBER 31, 2008

ARTICLE I.
Name and Seal

Section 1. Name.  The name of the Company shall be The Granby Tree Telephone & Telegraph Co. of Mass. (the “Company”).

Section 2. Seal.  The Company shall have a common seal which shall be kept by the Secretary.

ARTICLE II.
Offices

 Section 1. Registered Agent and Office.  The registered office of the Company is located at 84 State Street, Boston, MA, 22202 and the registered agent at the aforementioned address is c/o Corporation Services Company.

 Section 2. Principal Place of Business.  The principal place of business of the Company is located at 56 Campus Drive, New Gloucester, Maine 04260.

 Section 3. Other Places of Business.  The Company may have other such places of business within or outside the State of Massachusetts as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE III.
Shareholders’ Meetings

Section 1. Annual Meeting.  The annual meeting of shareholders, for the purpose of electing directors and for the transaction of such other business as may come before the meeting, shall be held at such place, date and hour as may be fixed by the Board of Directors.  The election of the Board of Directors shall be an item on the agenda of the annual meeting of shareholders.

Section 2. Special Meetings.  Special meetings of the shareholders may be called by any one of the following:

a.	President

b.	Majority of Board of Directors

c.	The holders of 10% or more of shares entitled to vote at the meeting.

Notice of the meeting shall be given and shall state the time, place and purpose of the meeting applied for.  The person giving such notice shall make an affidavit that said notice has been given.

Section 3. Place of Meetings.  The annual meeting and any special meeting of the shareholders shall be held at such place within or without the State of Massachusetts as shall be designated in the notice of such meeting.

Section 4. Notice.  Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which it is called, shall be delivered by mail to each shareholder of record at his or her registered address not less than ten (10) days or more than sixty (60) days prior to the date of the meeting, and the person giving such notice shall make an affidavit that said notice has been given.

Section 5. Waiver.  Any notice of meeting may be waived by a shareholder by submitting, before or after the meeting, a waiver, signed either in person or by proxy or by attendance at the meeting, either in person or by proxy.

Section 6. Quorum and Required Vote.  At any meeting of the shareholders a majority of the outstanding shares entitled to vote represented by shareholders of record in person or by proxy shall constitute a quorum, but a majority of such lesser number as may be present may adjourn any meeting to a future date at which a quorum shall be present or represented.  No notice of the adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken and the adjournment is less than thirty (30) days.  When a quorum is present at any meeting, a majority of votes cast by those entitled to vote on the subject matter shall decide any question other than election of Directors brought before such meeting, unless some greater vote is required by law, the Articles of Organization or these Bylaws.  In elections of Directors, those receiving the greatest number of votes, even though not receiving a majority, shall be deemed elected.  The shareholders present at a duly called or held meeting at which a quorum was once present may continue to do business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7. Proxy and Voting.  Holders of record of shares entitled to vote on the record date, with respect to a meeting, may vote at the meeting either in person or by proxy in writing which shall be filed with the Secretary before being voted.  Each shareholder shall be entitled to one vote for each share held by him.  Every proxy must be dated and signed by the shareholder or his attorney-in-fact; a telegram or cablegram appearing to have been transmitted by the shareholder satisfies this requirement.  No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided therein.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except where an irrevocable proxy is permitted by law.

Section 8. Action Without Meeting.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if written consents setting forth the action so taken are signed by shareholders holding a majority of voting power, unless state law or the Articles of Organization require a higher voting percentage, and are filed as part of the records of the Corporation within sixty (60) days of the earliest consent. If the consent is less than unanimous, notice of the action taken shall be provided to stockholders who have not consented in writing.

Section 9.  Shareholders of Record. The Board of Directors shall fix a date by which all the shareholders of record at the close of that business day are entitled to exercise their rights.  Those shareholders are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to any corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.  Such a record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not, with respect to shareholder meetings, be more than sixty (60) days or less than ten (10) days before the date of such meeting, or, with respect to shareholder consents, more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

ARTICLE IV.
Board of Directors

Section 1. Number and Election.  The Board of Directors shall consist of one or more individuals and, unless otherwise provided in the Articles of Organization, if the Company has more than one shareholder, the number of Directors shall not be less than three, except that whenever there shall be only two shareholders, the number of Directors shall not be less than two.  The number of Directors shall consist initially of such number of Directors as set by the shareholders of the Company, and thereafter shall consist of such number as may be fixed from time to time by resolution of the Board of Directors.  No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.  Each Director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified.  A Director need not be a shareholder.

Section 2. Powers.  The Board of Directors shall manage the property, business and affairs of the Company.  In the management and control of the property, business and affairs of the Company, the Board of Directors is hereby vested with all the powers possessed by the Company itself, so far as this delegation of authority is not inconsistent with the laws of the State of Massachusetts, with the Articles of Organization or with these Bylaws.

Section 3. Meetings.  Regular meetings of the Board of Directors shall be held in such places and at such times as the Board may determine, and if so determined, no notice thereof need be given.

Special meetings of the Board of Directors may be held at any time or place, whenever called by the President or any Director, reasonable notice thereof being given by the person calling the meeting to each Director, or at any time without formal notice, provided all the Directors are present or those not present have waived notice thereof.  Such special meetings shall be held at such times and places as the notice thereof or waiver shall specify. Organizational meetings of a newly elected Board may be held without notice immediately after the shareholder meeting at which it is elected.

Any one or more Directors may participate in a meeting of the Board of Directors by means of a telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 4. Quorum.  A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the same may be held as adjourned without further notice.  When a quorum is present at any meeting a majority of the Directors present thereat shall decide any question brought before such meeting.

Section 5. Action Without Meeting.  Unless otherwise provided by the Articles of Organization or Bylaws, any action required to be taken at a meeting of the Board Directors, or any action which may be taken at a meeting of the Directors or of a committee of the Directors, may be taken without a meeting if all of the Directors, or all of the members of the committee, as the case may be, sign written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.  Such consents shall be filed with the minutes of Directors’ meetings or committee meetings, as the case may be, and shall have the same effect as a unanimous vote.

Section 6. Resignation and Removal. Any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

Any Director or the entire Board of Directors may be removed, with or without cause, at any time by a majority vote of the shareholders entitled to vote at an election of Directors or by written consent pursuant to Section 8 of Article II.

Section 7. Vacancies.  The Board of Directors may vote to fill any vacancies thereon, whether the vacancies are created by an increase in the number of Directors or some other cause.  If a vacant office was held by a Director elected by a voting group of shareholders, the vacancy may be filled by holders of shares of that voting group or by a vote of the Board of Directors. Each Director so elected shall hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified.

Section 8. Committees.  The Board by vote of a majority of the whole Board may designate an executive committee or one or more other committees, each committee to consist of two or more of the Directors.  Such committee or committees, to the extent provided in said vote or in these Bylaws and allowed by law, shall have and may exercise the powers of the Board in the management of the business and affairs of the Company, and may have power to authorize the seal of the Company to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by vote of the Board.  Such committees shall keep regular minutes of their proceedings and report the same to the Board when required.

Section 9. Compensation.  The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, officers or otherwise.

ARTICLE V.
Officers

Section 1. Election and Qualifications.  The Directors shall elect a President, a Secretary and a Treasurer of the Company and may also elect or appoint one or more Vice Presidents and such other officers as the Board of Directors may, from time to time, deem necessary or advisable.

Section 2. Term of Office.  The term of office of all officers of the Company shall be one year and until their respective successors shall have been chosen and qualified, but any officer may be removed from office at any time by the affirmative vote of a majority of the Board of Directors then in office.

Section 3. Resignation and Removal.  Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

All officers or agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors or by the shareholders of the Company with or without cause.

Section 4. Vacancies. If an office becomes vacant for any reason, the Board of Directors may fill such vacancy. Any officer so appointed or elected by the Board of Directors shall serve only until such time as the unexpired term of his predecessor shall have expired, unless reelected or reappointed by the Board of Directors.

Section 5. Powers.  Subject to the Massachusetts Business Corporation Act, the Articles of Organization and the other provisions of these Bylaws, each officer shall have such duties and powers as are usually incident to his respective office and such other duties and powers as may be prescribed from time to time by the Board of Directors.

ARTICLE VI.
Bank Accounts - Checks - Notes

Section 1. Deposits.  All funds of the Company shall be deposited to the credit of the Company in such banks or trust companies or other depositories as the Board of Directors may designate.

Section 2. Checks and Notes.  All checks and drafts on the Company’s accounts and all bills of exchange, promissory notes and other evidences of indebtedness shall be signed by the Treasurer or such other officer or employee as the Board of Directors may from time to time designate, subject to such requirements as to countersignature or other conditions as the Board may from time to time determine.

ARTICLE VII.
Fiscal Year

Section 1.  Fiscal Year.  The fiscal year of the Company shall be the same as the calendar year unless the Board of Directors shall otherwise direct.

ARTICLE VIII.
Shares

Section 1. Share Certificates.  Every shareholder, upon payment in full for his shares, shall be entitled to a certificate certifying the number of shares owned by him in the Company in such form as the Board of Directors may from time to time prescribe and signed by the President or the Vice President and by the Treasurer.

Section 2. Transfers.  Shares of the Company may be transferred only by delivery of the certificate endorsed either in blank or to a specified person by the person appearing on the certificate to be the owner of the shares represented thereby, or by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing on the certificate to be the owner of the shares represented thereby.  Such assignment or power of attorney may be either in blank or to a specified person.

Section 3. Holders of Record.  The Company is entitled to recognize the exclusive right of a person registered upon its books as the owner of shares to receive dividends and to vote as such owner, until a transfer of such shares is recorded on the books of the Company or a new certificate is issued to the person to whom it has been transferred.  It shall be the duty of every shareholder to notify the Company of his post office address.

Section 4. Replacement Certificates.  New share certificates may be issued to replace lost, stolen, destroyed or mutilated certificates upon such conditions as the Board of Directors may from time to time determine.

Section 5. Record Date.  The Board of Directors shall have power to close the stock transfer books of the Company for a period of, or may fix in advance a date, not more than sixty (60) days or less than ten (10) days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the right in respect of any such change, conversion or exchange of shares, and in such case only shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any such record date fixed as aforesaid.

ARTICLE IX.
Indemnification of Directors and Officers

Section 1. Indemnification.  To the fullest extent now or hereafter permitted by law, the Company shall hold harmless and indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, partner, fiduciary or employee of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which that person shall have been finally adjudicated:

A.	Not to have acted in good faith and in the reasonable belief that that person’s action was in or not opposed to the best interests of the Company or its shareholders; or
B.	With respect to any criminal action or proceeding, to have had reasonable cause to believe that that person’s conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order or conviction adverse to that person, or by settlement or plea of nolo contendere or its equivalent, shall not by itself create a presumption that that person did not act in good faith and in the reasonable belief that that person’s action was in or not opposed to the best interests of the Company or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that that person’s conduct was unlawful.

Section 2. Liability to the Company.  Notwithstanding any foregoing provision of this Article IX, the Company shall not have the power to indemnify any person with respect to any claim, issue or matter asserted by or in the right of the Company as to which that person is finally adjudicated to be liable to the Company unless the court in which the action, suit or proceeding was brought shall determine that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such amounts as the court shall deem reasonable.

Section 3. Successful Defense.  Any foregoing provision of this Article IX to the contrary notwithstanding, to the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, that director or officer shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by that director or officer in connection therewith.

Section 4. Written Undertaking.  Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall in all cases be authorized and paid by the Company in advance of the final disposition of that action, suit or proceeding upon receipt by the Company of:

A.	A written undertaking by or on behalf of the officer or director to repay that amount if that person is finally adjudicated:
(1)	Not to have acted in good faith and in the reasonable belief that that person’s action was in or not opposed to the best interests of the Company;

(2)	With respect to any criminal action or proceeding, to have had reasonable cause to believe that the person’s conduct was unlawful; or

(3)
With respect to any claim, issue or matter asserted in any action, suit or proceeding brought by or in the right of the Company, to be liable to the Company, unless the court in which that action, suit or proceeding was brought permits indemnification in accordance with Section 2; and

B.	A written affirmation by the officer, director or employee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as provided by these Bylaws.

The undertaking required by paragraph A shall be an unlimited general obligation of the person seeking the advance, but need not be secured and may be accepted without reference to financial ability to make the repayment.

Section 5. Indemnification Not Exclusive Remedy.  The indemnification and entitlement to advances of expenses provided by this Article IX shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in that person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.  A right to indemnification required by these Bylaws may be enforced by a separate action against the Company, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

Section 6. Liability Insurance.  The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person’s status as such, whether or not the Company would have the power to indemnify that person against such liability under this Section.

For purposes of this Section, references to the “Company” shall include, in addition to the surviving corporation or new corporation, any participating corporation in a consolidation or merger.

Section 7. Effect of Invalidity.  If any word, clause or provision of this Article IX or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

ARTICLE X.
Amendments

Except as otherwise required by law, these Bylaws may be amended or repealed at any annual or special meeting of the shareholders, by vote of a majority of the outstanding shares entitled to vote, if notice of the proposed amendment or repeal is given in the notice of said meeting.  Except as otherwise required by law, these Bylaws may also be amended or repealed by the Board of Directors at any regular or special meeting of the Board.  Bylaws made by the Directors under the power conferred by this Article X may be altered or repealed by the Board of Directors or the shareholders.

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